Exhibit 10.2

MUTUAL GENERAL RELEASE AGREEMENT

This Mutual General Release Agreement (the “Agreement”) is made effective as of January 7, 2013, by and among: Premier Holding Corp., a Nevada corporation (“PRHL”), and WEPOWER Ecolutions, Inc., a Delaware corporation (“WEI”), on the one hand, and WEPOWER Eco Corp., a Delaware corporation (“WEC”), Kevin Donovan, an individual, Frank Schulte, an individual, and Thomas C. Lynch, an individual on the other hand. The foregoing persons and entities are sometimes individually referred to herein as “Party” and collectively referred to herein as the “Parties” unless the context requires individual identification. Capitalized terms used but not defined herein shall have the meanings set forth in that certain Purchase Agreement (as such term is defined in the Recitals below).

RECITALS

WHEREAS, effective October 5, 2012, Messrs. Donovan, Schulte and Lynch each resigned as a member of the board of directors of PRHL (the “PRHL Board”), and Mr. Donovan additionally resigned as Chief Executive Officer, President, Treasurer, Principal Executive Officer and Principal Accounting Officer of PRHL;

WHEREAS, WEI is the wholly-owned subsidiary of PRHL, and Messrs. Donovan, Schulte and Lynch each resigned as a member of the board of directors of WEI on November 15, 2012, October 17, 2012 and November 13, 2012, respectively, and Mr. Donovan resigned as President (Chief Executive Officer) of WEI on November 15, 2012;

WHEREAS, Messrs. Donovan, Schulte and Lynch desire to pursue certain business opportunities relating to the development of solar power projects, wind power projects, energy efficiency projects in real estate and fuel efficiency for diesel and gasoline engines (collectively the “Opportunities”) separately and independent of PRHL and/or WEI, and in connection therewith, Mr. Donovan has caused the incorporation of WEC in order to pursue the Opportunities;

WHEREAS, Messrs. Donovan, Schulte and Lynch further desire to purchase certain assets from and assume certain liabilities of WEI (the “Transferring Assets and Liabilities”), in connection with the Opportunities pursuant to the terms and conditions of that certain Asset Purchase Agreement of even date hereof in the form of Exhibit A attached hereto (the “Purchase Agreement”), which terms and conditions are acceptable to PRHL and the PRHL Board subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                  Mutual General Release.

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(a)                Subject to and effective upon the Closing of the transactions contemplated under the Purchase Agreement, WEC, for itself and its shareholders, officers, directors, employees, agents, insurers, consultants, principals, attorneys (including LKP Global Law, LLP, Kevin K. Leung and Francis Chen), partners, joint venturers, affiliates, subsidiaries, predecessors, successors, assigns, and each of them, along with each of Messrs. Donovan, Schulte and Lynch, for himself as well as his past, present and future heirs, representatives, administrators, executors, agents, representatives, attorneys, partners, joint venturers, affiliates, predecessors, successors, assigns, and each of them (individually and collectively, the “WEC Related Persons”) on the one hand, and PRHL, for itself and its shareholders, officers, directors, employees, agents, insurers, consultants, principals, attorneys (including Weed & Co. LLP and Richard O. Weed), partners, joint venturers, affiliates, subsidiaries (including WEI), predecessors, successors, assigns, and each of them (individually and collectively, the “PRHL Related Persons”) on the other hand, hereby fully and irrevocably release, acquit and discharge each other from any and all Claims as defined in Subsection (b) below which the Parties and their respective Related Persons or any of them had, now have, or may hereafter claim to have against each other, that relate to the Opportunities, the transactions contemplated by the Purchase Agreement, and any other matters of any kind or nature set forth in the Recitals including but not limited to, any fact, cause, matter or thing which was, or could have been stated, asserted, claimed, or in connection with, the Opportunities, the transactions contemplated by the Purchase Agreement, and the relationship, association and/or employment of Messrs. Donovan, Shulte and Lynch with PRHL and/or WEI, including without limitations, any claims for breach of fiduciary duties, self-dealing and/or misappropriation of corporate opportunities (collectively the “Released Matters”); provided, however, that the Released Matters shall expressly exclude each Party’s obligations under the Purchase Agreement and the other Transactional Documents, which exclusions the Parties hereby acknowledge and agree.

(b)               The Parties understand that Section 1542 of the California Civil Code provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In connection with the release set forth in this Subsection (b), each Party hereby expressly waives and relinquishes every present or future right or benefit he, they or it has, or may have, with respect to the Released Matters under Section 1542 of the California Civil Code and/or any similar law, statute, provision or policy to the fullest extent permitted by law.

(c)                For purposes of this Agreement, the term “Claim” means any fixed or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, suspected or unsuspected, disclosed or undisclosed, anticipated or unanticipated claims, controversies, disputes, causes of actions, cross-claims, liabilities, rights, remedies, debts, rights of setoff, obligations, demands (including letter demands or notices), penalties, assessments, damages, requests, suits, lawsuits, expenses, costs (including attorney fees and expenses), actions, administrative proceedings, or orders, of whatever nature, kind, character, type or description, whether at law or in equity, and whether sounding in tort, intentional or negligent, contract, equity, nuisance, trespass, strict liability or any other statutory, regulatory, administrative or common law cause of action or source of law. The laws referred to in this paragraph include statutes, regulations, other administrative guidance and common law doctrines.

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(d)               Except as necessary to enforce this Agreement, each Party covenants, represents, and warrants that he or it will forever refrain from instituting, pursuing or in any way aiding or assisting in the filing or prosecution of any Claims released by this Agreement and/or the Released Matters and that this Agreement may be pleaded as a full and complete defense to any Claims which may be brought by or on behalf of any Party relating to any action, Claim, proceeding, right or demand released by this Agreement and/or the Released Matters.

(e)                Neither the execution nor delivery of this Agreement nor any statement contained in this Agreement shall express, imply or admit any liability, obligation, wrongdoing, whether by action or omission to act, by any of the Parties.

2.                  Representations and Warranties.

(a)                Representations and Warranties of Messrs. Donovan, Schulte and Lynch. Each of Messrs. Donovan, Schulte and Lynch represents and warrants to PRHL and WEI as follows:

(i)                 He has the full right and authority to enter into and consummate this Agreement; the execution, consent or acknowledgment of no other person or entity is necessary in order to validate the execution of this Agreement; and all proceedings required to be taken by or on his behalf to authorize him to make, deliver and carry out the terms of this Agreement have been duly and properly taken.

(ii)               His entry into this Agreement, and his performance of his obligations under this Agreement, does not contravene or constitute a breach of any agreement, contract or indenture to which he is a party.

(iii)             To the best of his knowledge, there are no other Claims which have been asserted or are being considered by any third parties to be asserted against PRHL or WEI relating to the Released Matters, and he has not assigned, transferred, pledged or encumbered any interest in any of the Released Matters to any person.

(iv)             He acknowledges that: (i) he carefully read this Agreement; and (ii) he fully understands this Agreement and is entering into it voluntarily and without coercion or duress.

(b)               Representations and Warranties of WEC. WEC represents and warrants to PRHL and WEI as follows:

(i)                 The officer who executed this Agreement for it has the full right and authority to enter into and consummate this Agreement; the execution, consent or acknowledgment of no other person or entity is necessary in order to validate the execution of this Agreement by it; and all proceedings required to be taken by or on its behalf to authorize him or it to make, deliver and carry out the terms of this Agreement have been duly and properly taken.

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(ii)               Its entry into this Agreement, and its performance of its obligations under this Agreement, does not contravene or constitute a breach of any agreement, contract or indenture to which it is a party.

(iii)             To the best of its knowledge, there are no claims which may be asserted or are being considered by any third parties against PRHL or WEI relating to the Released Matters, and it has not assigned, transferred, pledged or encumbered any interest in any of the Released Matters to any person.

(c)                Representations and Warranties of PRHL and WEI. Each of PRHL and WEI represents and warrants to WEC and Messrs. Donovan, Schulte and Lynch as follows:

(i)                 The officer who executed this Agreement for it has the full right and authority to enter into and consummate this Agreement; the execution, consent or acknowledgment of no other person or entity is necessary in order to validate the execution of this Agreement by it; and all proceedings required to be taken by or on its behalf to authorize him or it to make, deliver and carry out the terms of this Agreement have been duly and properly taken.

(ii)               Its entry into this Agreement, and its performance of its obligations under this Agreement, does not contravene or constitute a breach of any agreement, contract or indenture to which it is a party.

(iii)             To the best of its knowledge, there are no claims which may be asserted or are being considered by any third parties against WEC or Messrs. Donovan, Schulte and Lynch relating to the Released Matters, and it has not assigned, transferred, pledged or encumbered any interest in any of the Released Matters to any person.

3.                  General Provisions.

(a)                Attorneys’ Fees. In any claim or action between the Parties involving this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to damages, injunctive or other relief, if any, all costs and expenses (whether or not allowable as “cost” items by law) reasonably incurred at, before and after trial or on appeal, or in any bankruptcy proceeding, including without limitation, attorneys’ fees, witness fees (expert or otherwise), deposition costs, copying charges and other expenses.

(b)               Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and assigns.

(c)                Entire Agreement, Amendments. This Agreement constitutes the entire agreement among the Parties with respect to the matters contained herein. All prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters is merged herein and shall not be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing which is signed by the Parties or their respective successors in interest and indicated that it is an amendment of this Agreement.

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(d)               Headings. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

(e)                Interpretation. This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of California. The language in all parts of this Agreement shall be in all cases construed as a whole according to their fair meaning and not strictly for or against any Party. Any rule of contract interpretation to the effect that ambiguities or uncertainties are to be interpreted against the drafting party, or the party that caused it to exist, shall not be employed in the interpretation of this Agreement or any document executed in connection with the Agreement.

(f)                Severability. If any term, provision, condition or covenant to this Agreement or its application to any party or circumstance shall be held, to any extent, invalid or unenforceable, then the remainder of this Agreement, or the application of such term, provision, condition or covenant to any party or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be effected and shall be valid and enforceable to the fullest extent permitted by law.

(g)               Survival. Each of the covenants, agreement, representations, warranties and indemnifications contained in this Agreement shall survive the execution of this Agreement.

(h)               Further Assurances. Each of the Parties to this Agreement shall execute and deliver any and all additional papers, documents or other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations under this Agreement and to carry out the intent and agreements of the Parties to this Agreement.

(i)                 Confidentiality. No Party or their respective Related Persons shall cause or permit any of the terms and conditions of this Agreement to be disclosed to any person whatsoever; provided, however, that each Party and its Related Persons may disclose the terms and conditions of this Agreement: (i) to their attorneys; (ii) to their accountants, and to the Internal Revenue Service and the Franchise Tax Board as necessary to prepare for their federal and state tax returns and/or financial statements; (iii) in accordance with the Parties’ respective disclosure obligation under state and federal securities law including, without limitation, the Securities Act of 1933 and/or the Securities Exchange Act of 1934; and (iv) to such persons as required by court order.

(j)                 Non-Disparagement. The Parties agree not to intentionally disclose, publish, or otherwise disseminate (or cause or permit to be disclosed, published or otherwise disseminated, whether themselves or through one or more third parties), either orally or in writing, to any third party, any information, thoughts, suppositions, opinions, or other statements or comments which are derogatory, disparaging or defamatory to the other in any manner whatsoever. The Parties agree that damages from the violation of this provision would be difficult to ascertain and therefore that, among other relief, injunctive relief is appropriate to enforce the terms hereof, in addition to whatever other remedies the non-breaching party would be entitled to in the event of breach.

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(k)               Notices. All notices, requests, demands and other communications given or required to be given hereunder shall be in writing and personally delivered or sent by United States registered or certified mail, return receipt requested, or sent by a nationally recognized courier service such as Federal Express, duly addressed to the Parties as follows:

If to PRHL or WEI:	1382 Valencia Avenue, Unit F
Tustin, California 92780
attn: Randall Letcavage
email: rletcavage@icapadvisory.com

If to WEC or Messrs. Donovan,	32 Journey, Suite 250
Schulte or Lynch:	Aliso Viejo, CA 92656
attn: Kevin Donovan
email: kbdonovan@gmail.com

Delivery of any notice or other communication hereunder shall be deemed made on the date of actual delivery thereof to the address of the addressee, if personally delivered, and on the dated indicated in the return receipt or courier’s records as the date of delivery or as the date of first attempted delivery to the address of the addressee, if sent by mail or courier service (such as Federal Express). Notice may also be given by telecopier to any party having a telecopier machine compatible with the telecopier machine of the party sending the notice. The transmittal confirmation receipt produced by the telecopier machine of the sending party shall be prima facie evidence of such receipt. Any party may change its address or telecopier number for purposes of this paragraph by giving notice to the other party. After transmittal of any notice via telecopier, a hard copy of the notice will also be sent via first class mail to the recipient.

(l)                 Counsel. In executing this Agreement each of the Parties hereby specifically acknowledges that they have consulted with and have had the advice and counsel of attorneys of their own choice and that they have executed this Agreement after independent investigation and without fraud, duress, coercion or undue influence.

(m)             Execution and Counterparts. This Agreement may be executed via facsimile or embodied in a PDF electronic file in any number of counterparts, each of which shall be an original, but all of which shall, together, constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first written above.

SO AGREED:

PREMIER HOLDING CORP.
a Nevada corporation

Dated: January 7, 2013	/s/ Randall Letcavage
By: Randall Letcavage
Title: Chief Executive Officer

WEPOWER ECOLUTIONS, INC.
a Delaware corporation

Dated: January 7, 2013	/s/ Randall Letcavage
By: Randall Letcavage
Title: Chief Executive Officer

WEPOWER ECO CORP.
a Delaware corporation

Dated: January 7, 2013	/s/ Kevin Donovan
By: Kevin Donovan
Title: Chief Executive Officer

Dated: January 7, 2013	/s/ Kevin Donovan
Kevin Donovan

Dated: January 7, 2013	/s/ Frank Schulte
Frank Schulte

Dated: January 7, 2013	/s/ Thomas C. Lynch
Thomas C. Lynch

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